UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 28, 2008

VAULT AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-74928	52-2325923
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite N, 7003 - Fifth Street SE, Calgary, Alberta T2H 2G2

 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(403) 319-0236

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02         RECENT SALE OF UNREGISTERED SECURITIES

         On March 31, 2008, pursuant to Company’s option and incentive plan, the Company awarded shares to the employees and directors of Vault America, Inc.  An aggregate of 3,000,000 common shares were issued.  All the common shares so issued are subject to resale restrictions.  This distribution was not registered under the Securities Act of 1933, as amended, and accordingly the shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On March 28, 2008, the board accepted the resignation of Robert Aubel.  Due to time conflicts with other business ventures Mr. Aubel felt he was not as readily available as he would have liked in order to be properly involved with the Company’s business.

A copy of the Company's press release announcing the departure of Mr. Aubel is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits

99.1

Vault America, Inc. Press Release dated April 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 4, 2008.

Vault America, Inc.

a Nevada corporation

By: /s/ Harold F. Schultz

--------------------------------

Harold F. Schultz, President and CEO